EXHIBIT 10.3

AMENDMENT

This Amendment (“Amendment”) is effective as of August 15, 2025 (the “Effective Date”), and pertains to the Consulting Services Agreement in place between WW International, Inc. (“WW”) and Donna Boyer (“Consultant”), dated July 15, 2025 (the “Agreement”).

WHEREAS, WW and Consultant desire to amend the terms of the Agreement in the manner, and on the terms and conditions, provided herein.

NOW, THEREFORE, in consideration of the mutual promises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, WW and the Consultant hereby agree as follows:

1.
Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.
Term: The Term of the Agreement shall be extended from August 11, 2025, through September 12, 2025. WW and Consultant may extend the Term by mutual written consent (which may be via email) on month-to-month basis upon expiration or termination of this Amendment.

3.
Scope of Work: Scope of Work on Exhibit A of the Agreement shall be revised as follows:

Duration: 5 weeks (10 hours per week) 8/11/2025 through 9/12/2025.

4.
Compensation: The parties agree that Consultant shall receive Twenty-Eight Thousand Four Hundred Dollars USD ($28,400) as compensation for Services provided during the Term covered under this Amendment. Consultant shall submit to WW invoices for the payment of the foregoing fees, which will be due 30 days from receipt of invoice.
5.
No Other Amendments. Except as expressly amended herein (or as otherwise amended in writing signed by the relevant parties from time to time), the Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms and conditions. In addition, except as specifically provided herein, this Amendment shall not be deemed a waiver of any term or condition of the Agreement and shall not be deemed to prejudice any right or rights which any party may now have or may have in the future under or in connection with the Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time. In the event of any conflict or inconsistency between an amendment, any schedules or the Agreement, the terms and conditions of this Amendment shall apply solely with respect to the matters discussed hereunder.

Agreed by their duly authorized representatives:

WW International, Inc. Donna Boyer

By: /s/ Jacqueline Cooke By: /s/ Donna Boyer

Name/Title: Jacqueline Cooke Name/Title: Donna Boyer

Chief Legal and Administrative Officer Consultant

Date: 11 August 2025 Date: 15 August 2025